                           SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO.  - )
                                             ---

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[   ] Preliminary Proxy Statement
[   ] Confidential, for Use of the Commission Only (as permitted by
      Rule 14a-6(e)(2))
[ x ] Definitive Proxy Statement
[   ] Definitive Additional Materials
[   ] Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                      Century Telephone Enterprises, Inc.
  ---------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

  ---------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]  No Fee Required
[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       1)  Title of each class of securities to which transaction applies:

           ------------------------------------------------------------------

       2)  Aggregate number of securities to which transaction applies:

           ------------------------------------------------------------------

       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

           ------------------------------------------------------------------

       4)  Proposed maximum aggregate value of transaction:

           ------------------------------------------------------------------

       5)  Total Fee Paid:

           ------------------------------------------------------------------

[   ]  Fee paid previously with preliminary materials.

[   ]  Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)  Amount Previously Paid:

           ---------------------------------------

       2)  Form, Schedule or Registration Statement No.:

           ---------------------------------------

       3)  Filing Party:

           ---------------------------------------

       4)  Date Filed:

           ---------------------------------------

                               [CENTURYTEL LOGO]


                      Century Telephone Enterprises, Inc.


--------------------------------------------------------------------------------


                                     1999

                                   Notice of

                                Annual Meeting

                                      and

                                Proxy Statement


--------------------------------------------------------------------------------


                             Thursday, May 6, 1999
                             2:00 p.m. local time
                    Holiday Inn Professional Centre Atrium
                            2011 Louisville Avenue
                               Monroe, Louisiana

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


TO THE SHAREHOLDERS OF CENTURY TELEPHONE ENTERPRISES, INC.:


     The Annual Meeting of Shareholders of Century Telephone Enterprises, Inc. will be held at 2:00 p.m., local time, on May 6, 1999 at the Holiday Inn Professional Centre Atrium, 2011 Louisville Avenue, Monroe, Louisiana, for the following purposes:

1.   To elect five Class II directors;

2. To consider and vote upon proposed amendments to the Company's articles of incorporation to:

     (A) increase the number of authorized shares of common stock from 175 million to 350 million; and

     (B)  change the Company's name to CenturyTel, Inc.; and

3. To transact such other business as may properly come before the meeting and any adjournments thereof.

     The Board of Directors has fixed the close of business on March 8, 1999 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and all adjournments thereof.

                                            By Order of the Board of Directors

                                            /S/  Harvey P. Perry

                                            HARVEY P. PERRY, Secretary


Dated:  March 16, 1999

                           ------------------------

SHAREHOLDERS ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. EVEN IF YOU EXPECT TO ATTEND, IT IS IMPORTANT THAT YOU PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY. IF YOU PLAN TO ATTEND AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO AT ANY TIME BEFORE YOUR PROXY IS VOTED.


                           ------------------------

                            [CENTURYTEL LETTERHEAD]



March 16, 1999



Dear Shareholder:

It is a pleasure to invite you to the Company's 1999 Annual Meeting of Shareholders on Thursday, May 6, beginning at 2:00 p.m. local time, at the Holiday Inn Professional Centre Atrium, Monroe, Louisiana. I hope that you will be able to attend the meeting.

Most of you have received with this Proxy Statement a proxy card that indicates the number of votes that you will be entitled to cast at the meeting according to the records of the Company or your broker, bank or other nominee. Each voting share of the Company that has been "beneficially owned" continuously since May 30, 1987 generally entitles the holder to ten votes; each other voting share entitles the holder to one vote. Shares held through a broker, bank or other nominee are presumed to have one vote per share. In lieu of receiving a proxy card, participants in the Company's benefit plans have been furnished with voting instruction cards. The reverse side of this letter describes the Company's voting provisions in greater detail.

Regardless of how many shares you own or whether you plan to attend the meeting in person, it is important that your shares be voted at the meeting. Please specify your voting choices by marking the enclosed proxy card (or voting instruction cards) and returning it or them promptly in the enclosed return envelope.

Thank you for your interest and continued support.

Sincerely,

/s/Clarke M. Williams

Clarke M. Williams
Chairman of the Board

                               VOTING PROVISIONS

SHAREHOLDERS

     Record Shareholders. In general, shares registered in the name of any natural person or estate that are represented by certificates dated prior to May 30, 1987 are presumed to have ten votes per share and all other shares are presumed to have only one vote per share. However, the Company's articles of incorporation (the relevant provisions of which are reproduced below) set forth a list of circumstances in which the foregoing presumptions may be refuted. If you believe that the voting information set forth on your proxy card is incorrect or a presumption made with respect to your shares should not apply, send a letter to the Company briefly describing the reasons for your belief. Merely marking the proxy card will not be sufficient notification to the Company that you believe the voting information thereon is incorrect.

     Beneficial Shareholders. All shares held through a broker, bank or other nominee are presumed to have one vote per share. The Company's articles of incorporation set forth a list of circumstances in which this presumption may be refuted by the person who has held since May 30, 1987 all of the attributes of beneficial ownership referred to in Article III(C)(2) reproduced below. If you believe that some or all of your shares are entitled to ten votes, you may follow one of two procedures. First, you may write a letter to the Company describing the reasons for your belief. The letter should contain your name (unless you prefer to remain anonymous), the name of the brokerage firm, bank or other nominee holding your shares, your account number with such nominee and the number of shares you have beneficially owned continuously since May 30, 1987. Alternatively, you may ask your broker, bank or other nominee to write a letter to the Company on your behalf stating your account number and indicating the number of shares that you have beneficially owned continuously since May 30, 1987. In either case, your letter should indicate how you wish to have your shares voted.

     Other. The Company will consider all letters received prior to the date of the Annual Meeting and, when a return address is provided in the letter, will promptly advise the party furnishing such letter of its decision, although in many cases the Company will not have time to inform an owner or nominee of its decision prior to the time the shares are voted. In limited circumstances, the Company may require additional information before a determination will be made. If you have any questions about the Company's voting procedures, please call the Company at (318) 388-9500.

PARTICIPANTS IN BENEFIT PLANS

     Participants in the Company's Stock Bonus Plan and PAYSOP, Employee Stock Ownership Plan, Dollars & Sense Plan or Retirement Savings Plan for Bargaining Unit Employees have received voting instruction cards in lieu of a proxy card. For additional information, please refer to the enclosed informational letter or letters supplied by the trustee of the plans in which you participate.

EXCERPTS FROM THE COMPANY'S ARTICLES OF INCORPORATION

     Paragraph C of Article III of the Company's articles of incorporation provides as follows:

                                    * * * *

     (1) Each share of Common Stock and each outstanding share of the Series H Preferred Stock ("Voting Preferred Stock") which has been beneficially owned continuously by the same person since May 30, 1987 will entitle such person to ten votes with respect to such share on each matter properly submitted to the shareholders of the Corporation for their vote, consent, waiver, release or other action when the Common Stock and the Voting Preferred Stock vote together with respect to such matter.

     (2) (a) For purposes of this paragraph C, a change in beneficial ownership of a share of the Corporation's stock shall be deemed to have occurred whenever a change occurs in any person or group of persons who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares (i) voting power, which includes the power to vote, or to direct the voting of such share; (ii) investment power, which includes the power to direct the sale or other disposition of such share; (iii) the right to receive or retain the proceeds of any sale or other disposition of such share; or (iv) the right to receive distributions, including cash dividends, in respect to such share.

         (b) In the absence of proof to the contrary provided in accordance with the procedures referred to in subparagraph (4) of this paragraph C, a change in beneficial ownership shall be deemed to have occurred whenever a share of stock is transferred of record into the name of any other person.

         (c) In the case of a share of Common Stock or Voting Preferred Stock held of record in the name of a corporation, general partnership, limited partnership, voting trustee, bank, trust company, broker, nominee or clearing agency, or in any other name except a natural person, if it has not been established pursuant to the procedures referred to in subparagraph (4) that such share was beneficially owned continuously since May 30, 1987 by the person who possesses all of the attributes of beneficial ownership referred to in clauses
(i) through (iv) of subparagraph (2)(a) of this paragraph C with respect to such share of Common Stock or Voting Preferred Stock, then such share of Common Stock or Voting Preferred Stock shall carry with it only one vote regardless of when record ownership of such share was acquired.

         (d) In the case of a share of stock held of record in the name of any person as trustee, agent, guardian or custodian under the Uniform Gifts to Minors Act, the Uniform Transfers to Minors Act or any comparable statute as in effect in any state, a change in beneficial ownership shall be deemed to have occurred whenever there is a change in the beneficiary of such trust, the principal of such agent, the ward of such guardian or the minor for whom such custodian is acting.

     (3) Notwithstanding anything in this paragraph C to the contrary, no change in beneficial ownership shall be deemed to have occurred solely as a result of:

         (a) any event that occurred prior to May 30, 1987, including contracts providing for options, rights of first refusal and similar arrangements, in existence on such date to which any holder of shares of stock is a party;

         (b) any transfer of any interest in shares of stock pursuant to a bequest or inheritance, by operation of law upon the death of any individual, or by any other transfer without valuable consideration, including a gift that is made in good faith and not for the purpose of circumventing this paragraph C;

         (c) any change in the beneficiary of any trust, or any distribution of a share of stock from trust, by reason of the birth, death, marriage or divorce of any natural person, the adoption of any natural person prior to age 18 or the passage of a given period of time or the attainment by any natural person of a specified age, or the creation or termination of any guardianship or custodian arrangement; or

         (d) any appointment of a successor trustee, agent, guardian or custodian with respect to a share of stock.

     (4) For purposes of this paragraph C, all determinations concerning changes in beneficial ownership, or the absence of any such change, shall be made by the Corporation. Written procedures designed to facilitate such determinations shall be established by the Corporation and refined from time to time. Such procedures shall provide, among other things, the manner of proof of facts that will be accepted and the frequency with which such proof may be required to be renewed. The Corporation and any transfer agent shall be entitled to rely on all information concerning beneficial ownership of a share of stock coming to their attention from any source and in any manner reasonably deemed by them to be reliable, but neither the Corporation nor any transfer agent shall be charged with any other knowledge concerning the beneficial ownership of a share of stock.

     (5) Each share of Common Stock acquired by reason of any stock split or dividend shall be deemed to have been beneficially owned by the same person continuously from the same date as that on which beneficial ownership of the share of Common Stock, with respect to which such share of Common Stock was distributed, was acquired.

                                    * * * *

     (8) Shares of Common Stock held by the Corporation's employee benefit plans will be deemed to be beneficially owned by such plans regardless of how such shares are allocated to or voted by participants, until the shares are actually distributed to participants.

                                    * * * *

                      CENTURY TELEPHONE ENTERPRISES, INC.
                            100 CENTURY PARK DRIVE
                           MONROE, LOUISIANA  71203
                                (318) 388-9500

                           ------------------------

                                PROXY STATEMENT

                           ------------------------

                                March 16, 1999

     This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the "Board") of Century Telephone Enterprises, Inc. (the "Company") for use at its annual meeting of shareholders to be held at the time and place set forth in the accompanying notice, and at any adjournments thereof (the "Meeting"). This proxy statement is first being mailed to shareholders of the Company on or about March 19, 1999.

     As of March 8, 1999, the record date for determining shareholders entitled to notice of and to vote at the Meeting (the "Record Date"), the Company had outstanding 92,560,114 shares of common stock (the "Common Stock") and 324,238 shares of Series H and L voting preferred stock that vote together with the Common Stock as a single class on all matters ("Voting Preferred Stock" and, collectively with the Common Stock, "Voting Shares"). The Company's Restated Articles of Incorporation (the "Articles") generally provide that holders of Voting Shares that have been beneficially owned continuously since May 30, 1987 are entitled to cast ten votes per share, subject to compliance with certain procedures. Article III of the Articles and the voting procedures adopted thereunder contain several provisions governing the voting power of Voting Shares, including a presumption that each Voting Share held by nominees or by any holder other than a natural person or estate entitles such holder to only one vote, unless the holder thereof furnishes the Company with evidence to the contrary. Applying the presumptions described in Article III, the Company's records indicate that 165,777,251 votes are entitled to be cast at the Meeting, of which 165,405,871 (99.8%) are attributable to the Common Stock. All percentages of voting power set forth in this proxy statement have been calculated based on such number of votes.

     On or about March 31, 1999, the Company will effect a three-for-two stock split through the payment of a 50% stock dividend to each holder of record of Common Stock as of March 10, 1999. Because the number of votes that each shareholder will be entitled to cast at the Meeting will be based on share ownership as of March 8, 1999, the stock split will not affect your voting power. ACCORDINGLY, UNLESS EXPRESSLY PROVIDED TO THE CONTRARY HEREIN, ALL INFORMATION PRESENTED IN THIS PROXY STATEMENT RELATING TO SHARE OWNERSHIP, VOTING POWER, SHARES SUBJECT TO OPTIONS AND OPTION EXERCISE PRICES HAS BEEN SET FORTH WITHOUT GIVING EFFECT TO THE STOCK SPLIT.

     If a shareholder is a participant in the Company's Automatic Dividend Reinvestment and Stock Purchase Service, the Company's proxy card covers shares credited to the shareholder's account under that plan, as well as shares registered in the participant's name. However, the proxy card will not serve as a voting instruction card for shares held for participants in the Company's Stock Bonus Plan and PAYSOP, Employee Stock Ownership Plan, Dollars & Sense Plan or Retirement Savings Plan for Bargaining Unit Employees. Instead, these participants will receive from the plan trustees separate voting instruction cards covering these shares. These voting instruction cards should be completed and returned in the manner provided in the instructions that accompany such cards.

     The Company will pay all expenses of soliciting proxies for the Meeting. Proxies may be solicited personally, by mail, by telephone or by facsimile by the Company's directors, officers and employees, who will not be additionally compensated therefor. The Company will also request persons holding Voting Shares in their names for others, such as brokers, banks and other nominees, to forward proxy materials to their principals and request authority for the execution of proxies, for which the Company will reimburse them for expenses incurred in connection therewith. The Company has retained The Altman Group, Inc. to assist in the solicitation of proxies from brokers, banks, nominees and individuals, for which it will be paid a fee of $5,000 and will be reimbursed for certain out-of-pocket expenses.

                             ELECTION OF DIRECTORS
                 (ITEM 1 ON PROXY OR VOTING INSTRUCTION CARD)

     The Articles authorize a board of directors of 14 members divided into three classes. Members of the respective classes hold office for staggered terms of three years, with one class elected at each annual shareholders' meeting. Five Class II directors will be elected at the Meeting. Unless authority is withheld, all votes attributable to the shares represented by each duly executed and delivered proxy will be cast for the election of each of the five below-named nominees, each of whom has been recommended for election by the Board's Nominating Committee. Because no shareholder has timely nominated any individuals to stand for election at the Meeting in accordance with the Company's advance notification bylaw (which is described generally below under the heading "Other Matters - Shareholder Nominations and Proposals"), the five below-named nominees will be the only individuals that may be elected at the Meeting. If for any reason any proposed nominee should decline or become unable to stand for election as a director, which is not anticipated, votes will be cast instead for another candidate designated by the Board, without resoliciting proxies.

     The following provides certain information with respect to each proposed nominee and each other director whose term will continue after the Meeting, including his or her beneficial ownership of shares of Common Stock determined in accordance with Rule 13d-3 of the Securities and Exchange Commission ("SEC"). Unless otherwise indicated, (i) all information is as of the Record Date, (ii) each person has been engaged in the principal occupation shown for more than the past five years and (iii) shares beneficially owned are held with sole voting and investment power. Unless otherwise indicated, none of the persons named below beneficially owns more than 1% of the outstanding shares of Common Stock or is entitled to cast more than 1% of the total voting power.

--------------------------------------------------------------------------------
CLASS II DIRECTORS (FOR TERM EXPIRING IN 2002):
--------------------------------------------------------------------------------

 ----------        VIRGINIA BOULET, age 45; a director since January 1995;
[          ]       Partner, Phelps Dunbar, L.L.P., a law firm.
[  Photo   ]
[          ]       Committee Memberships:      Audit; Shareholder Relations
[          ]
 ----------        Shares Beneficially Owned:  3,483/(1)/

--------------------------------------------------------------------------------

 ----------        ERNEST BUTLER, JR., age 70; a director since 1971; President,
[          ]       Chief Executive Officer and a director of I. E. Butler
[  Photo   ]       Securities, Inc., an investment banking firm, since February
[          ]       1998; for over 30 years prior to such time, Mr. Butler served
[          ]       as an executive officer of Stephens Inc., an investment
 ----------        banking firm.

                   Committee Memberships:      Audit; Compensation (Chairman);
                                               Shareholder Relations

                   Shares Beneficially Owned:  505

--------------------------------------------------------------------------------

 ----------        JAMES B. GARDNER, age 64; a director since 1981; Managing
[          ]       Director of a division of Service Asset Management Company, a
[  Photo   ]       financial services firm, and business consultant; a director
[          ]       of Ennis Business Forms, Inc. and NAB Asset Corporation;
[          ]       prior to April 1994, Mr. Gardner served as an executive
 ----------        officer of various financial institutions or other financial service companies.

                   Committee Memberships:      Executive; Audit; Compensation

                   Shares Beneficially Owned:  1,518

--------------------------------------------------------------------------------

 ----------        R. L. HARGROVE, JR., age 67; a director since 1985; retired
[          ]       as Executive Vice President of the Company in 1987 after 12
[  Photo   ]       years of service as an officer; Mr. Hargrove has acted since
[          ]       1987 as a part-time consultant to local businesses and
[          ]       individuals regarding financial and tax matters.
 ----------
                   Committee Memberships:      Executive; Audit; Shareholder
                                               Relations (Chairman)

                   Shares Beneficially Owned:  44,980

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
 ----------        JOHNNY HEBERT, age 70; a director since 1968; President of
[          ]       Valley Electric, an electrical contractor.
[  Photo   ]
[          ]       Committee Memberships:      Audit; Nominating (Chairman);
[          ]                                   Insurance Evaluation
 ----------
                   Shares Beneficially Owned:  6,994/(2)/

--------------------------------------------------------------------------------

  THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THESE PROPOSED NOMINEES.

--------------------------------------------------------------------------------

CLASS III DIRECTORS (TERM EXPIRES IN 2000):

--------------------------------------------------------------------------------

 ----------        CALVIN CZESCHIN, age 63; a director since 1975; President and
[          ]       Chief Executive Officer of Yelcot Telephone Company, Czeschin
[  Photo   ]       Motors and ComputerMart, Inc.
[          ]
[          ]       Committee Memberships:      Executive; Audit (Chairman);
 ----------                                    Shareholder Relations

                   Shares Beneficially Owned:  235,746/(3)/

--------------------------------------------------------------------------------

 ----------        F. EARL HOGAN, age 77; a director since 1968; managing
[          ]       partner of EDJ Farms Partnership, a farming enterprise, for
[  Photo   ]       several years prior to his retirement in December 1997.
[          ]
[          ]       Committee Memberships:      Executive; Audit; Compensation
 ----------
                   Shares Beneficially Owned:  24,408

--------------------------------------------------------------------------------

 ----------        HARVEY P. PERRY, age 54; a director since 1990; Senior Vice
[          ]       President, General Counsel and Secretary of the Company. Mr.
[  Photo   ]       Perry is the son-in-law of Clarke M. Williams.
[          ]
[          ]       Committee Membership:       Executive
 ----------
                   Shares Beneficially Owned:  268,912/(4), (5)/

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

 ----------        JIM D. REPPOND, age 57; a director since 1986; retired; Vice
[          ]       President-Telephone Group of the Company from January 1995 to
[  Photo   ]       July 1996; President-Telephone Group of the Company (or a
[          ]       comparable predecessor position) from May 1987 to December
[          ]       1994.
 ----------
                   Committee Memberships:      Executive; Insurance Evaluation

                   Shares Beneficially Owned:  42,615

--------------------------------------------------------------------------------

CLASS I DIRECTORS (TERM EXPIRES IN 2001):

--------------------------------------------------------------------------------

 ----------        WILLIAM R. BOLES, JR., age 42; a director since 1992; an
[          ]       executive officer, director and practicing attorney with
[  Photo   ]       Boles, Boles & Ryan, a professional law corporation.
[          ]
[          ]       Committee Memberships:      Insurance Evaluation (Chairman);
 ----------                                    Shareholder Relations

                   Shares Beneficially Owned:  3,199

--------------------------------------------------------------------------------

 ----------        W. BRUCE HANKS, age 44; a director since 1992; Executive Vice
[          ]       President-Chief Operating Officer of the Company since
[  Photo   ]       October 1998; Senior Vice President-Corporate Development and
[          ]       Strategy of the Company from October 1996 to October 1998;
[          ]       President-Telecommunications Services of the Company (or a
 ----------        comparable predecessor position) between July 1989 and
                   October 1996.

                   Committee Membership:       Insurance Evaluation

                   Shares Beneficially Owned:  228,418/(5)/

--------------------------------------------------------------------------------

 ----------        C. G. MELVILLE, JR., age 58; a director since 1968; private
[          ]       investor since 1992; retired executive officer of an
[  Photo   ]       equipment distributor.
[          ]
[          ]       Committee Memberships:      Audit; Insurance Evaluation;
 ----------                                    Nominating

                   Shares Beneficially Owned:  14,750

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

 ----------        GLEN F. POST, III, age 46; a director since 1985; Vice
[          ]       Chairman of the Board, President and Chief Executive Officer
[  Photo   ]       of the Company.
[          ]
[          ]       Committee Membership:       Executive
 ----------
                   Shares Beneficially Owned:  580,265/(5)/

--------------------------------------------------------------------------------

 ----------        CLARKE M. WILLIAMS, age 77; a director since 1968; Chairman
[          ]       of the Board of the Company. Mr. Williams, who is the father-
[  Photo   ]       in-law of Harvey P. Perry, founded the Company's telephone
[          ]       business in 1946.
[          ]
 ----------        Committee Membership:       Executive (Chairman)

                   Shares Beneficially Owned:  766,227/(5)/

--------------------------------------------------------------------------------

(1) Includes 779 shares held by Ms. Boulet as custodian for the benefit of her children, and 300 shares owned by Ms. Boulet's husband, as to which she disclaims beneficial ownership.

(2) Includes 1,142 shares owned by Mr. Hebert's wife, as to which he disclaims beneficial ownership.

(3) Constitutes .2% of the outstanding shares of Common Stock and entitles Mr. Czeschin to cast 1% of the total voting power. Also, includes 7,998 shares owned by Mr. Czeschin's wife, as to which he disclaims beneficial ownership.

(4) Includes 1,834 shares held as custodian for the benefit of his children.

(5) Includes (i) shares of time-vested and performance-based restricted stock issued to the below-named officers under the Company's incentive compensation plans ("Restricted Stock"), with respect to which such officers have sole voting power but no investment power; (ii) shares ("Option Shares") that such officers have the right to acquire within 60 days of the Record Date pursuant to options granted under the Company's incentive compensation plans; and (iii) shares (collectively, "Plan Shares") allocated to such officers' accounts as of December 31, 1998 under the Company's Stock Bonus Plan and PAYSOP and Employee Stock Ownership Plan ("ESOP"), and as of the Record Date under the Company's Dollars & Sense Plan ("401(k) Plan"), with respect to which such officers have sole voting power but no investment power, as follows:

                  Name            Restricted Stock   Option Shares   Plan Shares
          ---------------------   ----------------   -------------   -----------
          Harvey P. Perry              11,188           216,902         21,807
          W. Bruce Hanks               11,415           173,322         30,970
          Glen F. Post, III            28,487           469,962         45,986
          Clarke M. Williams           31,048           691,500         10,227

MEETINGS AND CERTAIN COMMITTEES OF THE BOARD

     During 1998 the Board held four regular meetings and four special meetings.

     The Board's Executive Committee, which met once during 1998, is authorized to exercise all the powers of the Board to the extent permitted by law.

     The Board's Audit Committee meets with the Company's independent and internal auditors and the Company's personnel responsible for preparing its financial reports and is responsible for reviewing the scope and results of the auditors' examination of the Company, discussing with the auditors the scope, reasonableness and adequacy of internal accounting controls, considering and recommending to the Board a certified public accounting firm for selection as the Company's independent auditors, and directing and supervising any special investigations as instructed by the Board. The Audit Committee held three meetings during 1998.

     The Board's Nominating Committee, which held three meetings in 1998, is responsible for recommending to the Board both a proposed slate of nominees for election as directors and the individuals proposed for appointment as officers. Any shareholder who wishes to make a nomination for the election of directors must do so in compliance with the procedures set forth in the Company's advance notification bylaw, which is discussed below under the heading "Other Matters - Shareholder Nominations and Proposals."

     The Board's Compensation Committee held five meetings during 1998. The Compensation Committee's Incentive Awards Subcommittee held four meetings during 1998. Both the Committee and the Subcommittee are described further below.

DIRECTOR COMPENSATION

     Each director who is not an employee of the Company (an "outside director") is paid an annual fee of $25,000 plus $1,500 for attending each regular Board meeting, $2,000 for attending each special Board meeting and $1,000 for attending each meeting of a Board committee. Each outside director who chairs a Board committee or subcommittee is paid an additional $4,000 per year. The Company permits each outside director to defer all or a portion of his or her fees until the date designated by the director or the occurrence of certain specified events. Amounts so deferred earn interest equal to the one-year Treasury bill rate. Each director is also reimbursed for expenses incurred in attending meetings.

     Under the Company's Outside Directors' Retirement Plan, outside directors who have completed five years of Board service are entitled to receive, upon normal retirement at age 70, monthly payments that on a per annum basis equal the director's annual rate of compensation for Board service at retirement plus the fee payable for attending one special Board meeting. Outside directors who have completed ten years of service can also receive these payments upon early retirement at age 65, subject to certain benefit reductions. In addition, this plan provides certain disability and preretirement death benefits. The Company has established a trust to fund its obligations under this plan, but participants' rights to these trust assets are no greater than the rights of unsecured creditors. Outside directors whose service is terminated in connection with a change in control of the Company (as defined below) are entitled to receive a cash payment equal to the present value of their vested plan benefits, determined in accordance with the actuarial assumptions specified in the plan.

     In 1996, the Company entered into a ten-year consulting agreement with Jim
D. Reppond, under which Mr. Reppond provides consulting services to the Company, including assisting the executive officers of the Company who are responsible for duties previously performed by Mr. Reppond during his tenure as an executive officer of the Company. During 1998, Mr. Reppond received fees of $14,420 under this agreement.

             PROPOSAL TO INCREASE THE NUMBER OF AUTHORIZED SHARES
                (ITEM 2(A) ON PROXY OR VOTING INSTRUCTION CARD)

     The Board has unanimously approved a proposal that the shareholders adopt an amendment to the Articles to increase the number of authorized shares of Common Stock from 175 million to 350 million.

     The Company is currently authorized under the Articles to issue up to 175 million shares of Common Stock. In February 1999, the Board approved a 3-for-2 stock split to be effected as a 50% stock dividend payable on March 31, 1999 to each holder of record of Common Stock as of March 10, 1999. After giving effect to this stock split, as of March 10, 1999, approximately 155 million shares of Common Stock were outstanding or reserved for issuance. As described further below, the Board proposes to increase the authorized number of shares of Common Stock to 350 million in order to increase the Company's flexibility to issue additional Common Stock without delay in the future.

PURPOSES AND EFFECTS OF THE PROPOSAL

     Since June 1988, the Board has declared five stock splits, the most recent of which were 3-for-2 stock splits payable March 31, 1998 and March 31, 1999. Currently, the Company lacks enough authorized Common Stock to effect any additional stock splits. Although the Company cannot guarantee that the Board will declare additional stock splits in the future, the Board believes that increasing the number of authorized shares will allow the Company to declare future stock splits or dividends, if the circumstances warrant, without the expense and delay of obtaining shareholder approval.

     In addition to providing additional flexibility to effect stock splits, adoption of this proposal will enable the Company promptly and appropriately to respond to various other business opportunities, such as opportunities to raise additional equity capital, to finance acquisitions with Common Stock, and to issue additional shares in connection with current or future employee benefit plans. Given the limited number of shares currently available for issuance, the Company may not be able in the future to effect certain of these transactions without obtaining shareholder approval for an increase in the authorized number of shares of Common Stock. The cost, prior notice requirements and delay involved in obtaining shareholder approval at the time that corporate action may become desirable could eliminate the opportunity to effect the action or reduce the anticipated benefits.

     Although the Company is continually reviewing various acquisitions and other transactions that could result in the issuance of shares of the Company's capital stock, the Board has no present plans to issue additional shares of capital stock except for shares of Common Stock that will be required to effect the 3-for-2 stock split payable March 31, 1999 and as may be required in connection with (i) the conversion of outstanding convertible securities, (ii) issuances pursuant to outstanding options and other equity incentives, and (iii) issuances pursuant to the Company's dividend reinvestment plan, employee stock purchase plan, restricted stock plan or other employee benefit plans.

     The additional shares of Common Stock proposed to be authorized, together with existing authorized and unissued shares, generally will be available for issuance without any requirement for further shareholder approval, unless shareholder action is required by applicable law or by the rules of the New York Stock Exchange or of any other stock exchange on which the Common Stock may then be listed. Although the Board will authorize the issuance of additional shares only when it considers doing so to be in the best interest of shareholders, the issuance of additional Common Stock may, among other things, have a dilutive effect on earnings per share of Common Stock and on the voting rights of holders of Voting Shares. Shareholders of the Company do not have any preemptive rights to subscribe for additional shares of Common Stock that may be issued. In addition, although the Board has no current plans to do so, shares of Common Stock could be issued in various transactions that would make a change in control of the Company more difficult or costly and, therefore, less likely.
For example, shares of Common Stock could be sold privately to purchasers who might support the Board in a control contest or to dilute the voting or other rights of a person seeking to obtain control. However, the Company is not aware of any effort by anyone to obtain control of the Company, and the Company has no present intention to use the increased shares of authorized Common Stock for any such purposes.

OTHER

     To be adopted, the proposal to amend the Articles to increase the Company's authorized stock must receive an affirmative vote of the holders of two-thirds of the voting power present or represented at the Meeting. If adopted, the amendment will become effective promptly after the Meeting as soon as the Company files with the Louisiana Secretary of State the certificate required under state law.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.

                            PROPOSAL TO CHANGE NAME
                (ITEM 2(B) ON PROXY OR VOTING INSTRUCTION CARD)

     The Board has unanimously approved a proposal that the shareholders adopt an amendment to the Articles to change the name of the Company from "Century Telephone Enterprises, Inc." to "CenturyTel, Inc."

     The name change is intended to conform the Company's corporate name to the "CenturyTel" tradename adopted in May 1998 as part of the Company's branding strategy to operate under a single tradename. Prior to May 1998, the Company's subsidiaries marketed their products and services under the name of "Century Telephone" and various other names, many of which included "Century" therein. The primary objective of the Company's branding strategy has been to establish a single name to promote the Company's broad array of telephone, wireless, long distance, Internet access and other communications products and services. In adopting the CenturyTel name, the Company intends on the one hand to continue to capitalize on the positive reputation of the "Century" name, while on the other hand signifying that it has diversified well beyond its historical roots of providing only telephone services.

     The legal name change will not be costly to implement. Virtually no new advertising will be required because the Company has already substantially completed its introduction of the CenturyTel tradename and logo in its operating markets. The Company intends to retain its stock trading ticker symbol "CTL." The name change will not affect the validity or transferability of stock certificates currently outstanding, and the Company's shareholders will not be required to surrender or exchange any certificates now held by them.

     To be adopted, the proposal to amend the Articles to change the Company's name must receive an affirmative vote of the holders of two-thirds of the voting power present or represented at the Meeting. If adopted, the amendment will become effective promptly after the Meeting as soon as the Company files with the Louisiana Secretary of State the certificate required under state law.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.

              VOTING SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

          The following table sets forth information regarding ownership of the Company's Common Stock by (i) each person known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock and (ii) all of the Company's directors and executive officers as a group. The table also sets forth similar information for one of the executive officers listed in the Summary Compensation Table set forth elsewhere herein; similar information for each other executive officer listed in such table is included under the heading "Election of Directors." Unless otherwise indicated, all information is presented as of the Record Date and all shares indicated as beneficially owned are held with sole voting and investment power.

                                                          AMOUNT AND
                                                           NATURE OF
                                                          BENEFICIAL           PERCENT OF         PERCENT
                                                         OWNERSHIP OF         OUTSTANDING        OF VOTING
        NAME AND ADDRESS OF BENEFICIAL OWNER           COMMON STOCK/(1)/   COMMON STOCK/(1)/    POWER/(2)/
        ------------------------------------           -----------------   ------------------   ------------

        Principal Shareholder:

           Regions Bank, as Trustee                      6,265,732/(3)/            6.8%             29.7%
                (the "Trustee") of the Stock Bonus
                Plan and ESOP (the "Benefit Plans")
           P. O. Box 7232
           Monroe, Louisiana 71211

        Management:

           Kenneth R. Cole                                  144,592/(4)/             *                 *

           All directors and executive                    2,712,913/(5)/           2.9%              2.9%
             officers as a group (17 persons)

  *  Represents less than 1%.

(1) Determined in accordance with Rule 13d-3 of the SEC based upon information furnished by the persons listed. In addition to Common Stock, the Company has outstanding Series H and L Voting Preferred Stock that vote together with the Common Stock as a single class on all matters. Although one or more persons beneficially own in excess of 5% of both of these series of Voting Preferred Stock, the percentage of total voting power held by these persons is immaterial. For additional information regarding the Voting Preferred Stock, see page 1 of this proxy statement.

(2) Based on the Company's records and, with respect to all shares held of record by the Trustee, based on information the Trustee periodically provides to the Company to establish that certain of these shares entitle the Trustee to cast ten votes per share.

(3) All voting power attributable to these shares is directed by the participants of the Benefit Plans, each of whom is deemed, subject to certain limited exceptions, to tender such instructions as a "named fiduciary" under such plans, which requires the participants to direct their votes in a manner that they believe to be prudent and in the best interests of the participants of each respective plan.

(4) Includes 9,984 shares of Restricted Stock, 94,572 Option Shares that Mr. Cole has the right to acquire within 60 days of the Record Date, 26,690 Plan Shares allocated to his account as of December 31, 1998 under the Benefit Plans and as of the Record Date under the 401(k) Plan, and 12,227 Plan Shares allocated to the account of his wife as of December 31, 1998 under the Benefit Plans and as of the Record Date under the 401(k) Plan, as to which he disclaims beneficial ownership.

(5) Includes (i) 111,903 shares of Restricted Stock, (ii) 1,905,849 Option Shares that such persons have the right to acquire within 60 days of the Record Date, (iii) 185,642 Plan Shares allocated to their respective accounts as of December 31, 1998 under the Benefit Plans and as of the Record Date under the 401(k) Plan, (iv) 24,758 shares held of record by the spouses of certain directors and executive officers, as to which beneficial ownership is disclaimed, and (v) 2,613 shares held as custodian for the benefit of the children of the directors and executive officers.

                EXECUTIVE COMPENSATION AND RELATED INFORMATION

     The following table sets forth certain information regarding the compensation of (i) the Company's Chief Executive Officer and (ii) each of the Company's four most highly compensated executive officers other than the Chief Executive Officer (collectively, the "named officers"). Following this table is additional information regarding option exercises and grants of long-term incentive awards during 1998. For additional information, see "-Report of Compensation Committee Regarding Executive Compensation."


                          SUMMARY COMPENSATION TABLE


                                                                                     Long-Term
                                                                                Compensation Awards
                                                                     -----------------------------------------
                                                                                                    Long-
                                                                                      No. of        Term
                                          Annual Compensation         Restricted    Securities    Incentive
Name and Current                        -----------------------         Stock       Underlying       Plan         All Other
Principal Position              Year      Salary        Bonus/(1)     Awards/(2)/     Options     Payouts/(3)/   Compensation/(4)/
-----------------------------   ----    ---------   -------------    ------------   ----------    ------------   -----------------
Clarke M. Williams              1998     $618,141      $  438,756     $289,535              0      $     0          $130,635
  Chairman of the Board         1997      535,854       1,011,430      151,563        131,989       59,220            98,619
                                1996      494,003         108,187       72,137              0            0            83,387

Glen F. Post, III               1998      575,437         408,445      277,098              0            0           113,094
  Vice Chairman of the          1997      479,397         904,865      140,776        131,989       43,875            81,273
   Board, President and         1996      435,176          95,303       63,500              0            0            56,214
   Chief Executive Officer


W. Bruce Hanks                  1998      303,524         155,756       88,238              0            0            41,799
  Executive Vice                1997      261,207         475,084       46,040         39,744       32,552            49,361
   President-Chief              1996      240,564          52,684       35,123              0            0            33,297
   Operating Officer


Harvey P. Perry                 1998      279,079         132,507       83,800              0            0            45,197
  Senior Vice President,        1997      254,600         462,888       45,219         39,744       32,906            48,677
   Secretary and General        1996      234,490          51,353       34,224              0            0            32,372
   Counsel


Kenneth R. Cole                 1998      275,091         170,639       83,050              0            0            39,917
  Senior Vice President -       1997      254,587         454,177       44,164         39,744       27,018            31,525
    Operations                  1996      215,198          47,128       31,434              0            0            27,189

------------------------

(1) The "Bonus" column reflects, for each year indicated, the cash portion of annual incentive bonuses granted pursuant to the Company's annual incentive programs and, for 1997 only, special cash bonuses for extraordinary services during 1997 relating principally to the disposition of the Company's competitive access provider and its December 1997 acquisition of Pacific Telecom, Inc. These special cash bonuses were payable in the following amounts: Mr. Williams, $761,666; Mr. Post, $681,415; Mr. Hanks, $371,284; Mr. Perry, $361,885; and Mr. Cole, $356,673. For additional information on bonuses, see footnote (2) below.

(2) The "Restricted Stock Awards" column reflects the value (determined as of the award date) of:

     . the portion of the officers' annual incentive bonuses awarded for performance in 1996, 1997 and 1998 in the form of restricted stock that vests generally upon the passage of time; and

     . the portion of the officers' long-term incentive compensation awarded in early 1997 and 1998 in the form of additional shares of restricted stock that vest upon the passage of time (collectively, the "Time-Vested Restricted Shares").

     In addition, as part of the long-term incentive compensation granted to the Company's officers in 1997 and 1998, each officer named above received performance-based restricted shares (the "Performance-Based Restricted Shares") that will vest based on the performance of the Company's stock in relation to that of certain specified peer group companies, all as described further below under the table entitled "Long-Term Incentive Awards in Last Fiscal Year." The chart below sets forth additional information as of December 31, 1998 regarding the named officers' aggregate holdings of all Time-Vested Restricted Shares and Performance-Based Restricted Shares and the aggregate value thereof, determined as if all such restricted shares were fully vested. (This chart reflects neither Time-Vested Restricted Shares granted in February 1999 as incentive bonuses for the Company's 1998 performance nor unearned performance shares with respect to which shares of Common Stock have not been issued.)

                                      Performance-                         Aggregate
                        Time-Vested      Based                              Value at
                        Restricted     Restricted                         December 31,
          Name            Shares         Shares           Total               1998
      ------------      -----------   ------------        -----           ------------
      Mr. Williams         4,848          4,845           9,693          $654,277.50
      Mr. Post             4,848          4,845           9,693           654,277.50
      Mr. Hanks            1,461          1,458           2,919           197,032.50
      Mr. Perry            1,461          1,458           2,919           197,032.50
      Mr. Cole             1,461          1,458           2,919           197,032.50

     Dividends are paid currently with respect to all shares described above. For additional information regarding the foregoing, see "- Report of Compensation Committee Regarding Executive Compensation."

(3) The 1997 figures reflect the value of Common Stock issued as a result of performance units awarded in 1993 being earned during 1997 based on the appreciation in the market value of the Common Stock since 1993.

(4) Comprised of the Company's (i) matching contributions to the 401(k) Plan, as supplemented by matching contributions under the Company's Supplemental Dollars & Sense Plan, (ii) premium payments under a medical reimbursement plan that are attributable to benefits in excess of those provided generally for other employees, (iii) premium payments for life insurance policies providing death benefits to the executive officers' beneficiaries (and no other benefit to such officers), and (iv) contributions pursuant to the Stock Bonus Plan and ESOP valued as of December 31, 1998 (as supplemented by contributions under the Company's Supplemental Defined Contribution Plan), in each case for and on behalf of the named executive officers as follows:



                                                                                        Stock Bonus
                                                     Medical         Life                   Plan
                                   401(k) Plan         Plan        Insurance              and ESOP
   Name                Year       Contributions      Premiums      Premiums             Contributions
   ---------------     ----       -------------      --------      ---------           ---------------
   Mr. Williams         1998         $     0         $1,476         $48,761                $80,398
                        1997               0          1,454          39,439                 57,726
                        1996               0          1,344          38,887                 43,156

   Mr. Post             1998          35,160          1,476           1,614                 74,844
                        1997          26,953          1,454           1,222                 51,644
                        1996          15,895          1,344             958                 38,017

   Mr. Hanks            1998           6,122          1,476             756                 33,445
                        1997          21,606          1,454             546                 25,755
                        1996          10,439          1,344             498                 21,016

   Mr. Perry            1998          12,315          1,476           1,350                 30,056
                        1997          21,062          1,454           1,069                 25,092
                        1996           9,579          1,344             964                 20,485

   Mr. Cole             1998           5,167          1,476           1,047                 32,227
                        1997           5,015          1,454             845                 24,211
                        1996           6,346          1,344             699                 18,800

      AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
                                 OPTION VALUES

                           No. of                           Number of Securities               Value of Unexercised
                           Shares                          Underlying Unexercised             in-the-Money Options at
                          Acquired                      Options at December 31, 1998              December 31, 1998
                             on           Value       --------------------------------  -----------------------------------
Name                      Exercise       Realized       Exercisable    Unexercisable      Exercisable      Unexercisable
-----------------------   ---------     ----------    -------------- -----------------  ---------------  ------------------
Clarke M. Williams              0       $        0        747,504          43,996          $36,690,873       $2,078,811
Glen F. Post, III               0                0        525,966          43,996           25,073,281        2,078,811
W. Bruce Hanks             40,000        1,256,141        209,615          13,248           10,110,697          625,968
Harvey P. Perry            10,000          332,706        232,154          13,248           11,306,391          625,968
Kenneth R. Cole            55,899        1,900,975         81,324          13,248            3,619,859          625,968


                           ------------------------


                LONG-TERM INCENTIVE AWARDS IN LAST FISCAL YEAR

                                                                             Performance or
                              Number of                                    Other Period Until
                          Performance-Based             Number of            Maturation or
        Name            Restricted Shares/(1)/   Performance Shares/(1)/         Payout
---------------------   ----------------------   -----------------------   ------------------
Clarke M. Williams             2,422                    2,424              December 31, 2002
Glen F. Post, III              2,422                    2,424              December 31, 2002
W. Bruce Hanks                   729                      730              December 31, 2002
Harvey P. Perry                  729                      730              December 31, 2002
Kenneth R. Cole                  729                      730              December 31, 2002

------------------------

(1) In early 1998, the Company granted performance-based restricted shares and performance shares (collectively, "Performance-Based Incentive Shares"), which constituted a portion of the long-term incentive compensation award granted to each of the Company's officers. The performance-based restricted shares will vest, and the performance shares will be earned, as of February 2003 based on the Company's total shareholder return for the five-year period ending December 31, 2002 in relation to the total shareholder return of the group of peer companies selected by the Company for purposes of comparing its market performance against other companies as required by the federal proxy rules (the "peer companies"). Under the terms of the Performance-Based Incentive Shares, the number of such shares that will vest or be earned at the end of the five-year period will depend on how the Company's shareholder return compares to the average shareholder return of those companies comprising the top, middle and lower tiers of the peer companies to be included in the Company's 2003 proxy statement. If the Company's shareholder return is less than the average shareholder return of the lower third of the peer companies, no Performance-Based Incentive Shares will vest or be earned. If the Company's shareholder return equals or exceeds the average shareholder return of the lower third of the peer companies, then up to 100% of the performance-based restricted shares will vest depending upon how favorably the Company's shareholder return compares to the average shareholder return of the middle third of the peer companies. In addition, if the Company's shareholder return exceeds the average shareholder return of the middle third of the peer companies, then up to 100% of the performance shares will be earned depending upon how favorably the Company's shareholder return compares to the average shareholder return of the top third of the peer companies. If an officer's employment is terminated before December 31, 2002 due to death, disability or retirement, such officer will receive the pro rata portion of his Performance-Based Incentive Shares based upon the number of full years that have elapsed and the Company's shareholder return in comparison to the peer companies.

REPORT OF COMPENSATION COMMITTEE REGARDING EXECUTIVE COMPENSATION

     GENERAL. The Board's Compensation Committee, either directly or through its Incentive Awards Subcommittee, monitors and establishes the compensation levels of the Company's executive officers and directors, administers the Company's incentive compensation programs, and performs other related tasks.
The Committee is composed entirely of Board members who are not employees of the Company and the Subcommittee is composed entirely of Committee members who qualify as "outside directors" under Section 162(m) of the Internal Revenue Code of 1986 and as "non-employee directors" under Rule 16b-3 promulgated under the Securities Exchange Act of 1934.

     Compensation Objectives. During 1998, the Committee applied the following compensation objectives in connection with its deliberations:

     . compensating the Company's executive officers with salaries commensurate with the median salaries of similarly-situated executives at comparable companies

     . providing a substantial portion of the executives' compensation in the form of incentive compensation based upon (i) the Company's annual, intermediate and long-term performance and (ii) the individual, departmental or divisional achievements of the executives

     .    encouraging team orientation

     . providing sufficient benefit levels for executives and their families in the event of disability, illness or retirement

     In addition, to the extent that it is practicable and consistent with the Company's executive compensation objectives, the Committee intends to comply with Section 162(m) of the Internal Revenue Code of 1986 and any regulations promulgated thereunder (collectively, "Section 162(m)") in order to preserve the deductibility of performance-based compensation in excess of $1 million per taxable year to each of the named officers. If compliance with Section 162(m) conflicts with the Committee's compensation objectives or is contrary to the best interests of the shareholders, the Committee reserves the right to pursue its objectives, regardless of the attendant tax implications.

     Overview of 1998 Compensation. During 1998, the Company's executive compensation was comprised of (i) salary, (ii) a cash and stock incentive bonus,
(iii) grants of long-term incentive compensation in the form of restricted stock and performance shares and (iv) other benefits typically provided to executives of comparable companies, all as described further below. For each such component of compensation, the Company's compensation levels were compared with those of comparable companies.

     During 1998, the Committee retained an independent consulting firm to review the Company's officer compensation programs. In connection with this review, the consulting firm compared the Company's officer compensation practices to that of a national group of several hundred companies. This group consisted of a substantial number of telecommunications companies (including several of the peer companies referred to in the Company's stock performance graph appearing elsewhere herein), but also included several hundred other companies (excluding financial service companies) that have revenue levels similar to the Company's. Because the Company's December 1997 acquisition of Pacific Telecom, Inc. almost doubled the size of the Company, the list of comparable companies surveyed during 1998 consisted of companies substantially larger than those surveyed in prior years.

     SALARY. The salary of the Chief Executive Officer and each other executive officer is based primarily on the officer's level of responsibility and comparisons to prevailing salary levels for similar officers at comparable companies. During 1998, the Committee's independent consulting firm surveyed the compensation practices of the Company and comparable companies, and concluded that the salaries of all of the Company's officers would need to be raised significantly to compensate the officers for the enhanced responsibilities of managing a company that had substantially grown through acquisitions. Based upon the Committee's review of such report and a desire to reduce the gap between the salary of the Chairman and the Chief Executive Officer, in May 1998 the Committee increased the salary of the Chairman 30%, the Chief Executive Officer 38.2%, and each other executive officer 20%. In October 1998, the Committee, based upon a recommendation of its consulting firm, authorized an additional raise for an officer who was promoted to the position of Executive Vice President - Chief Operating Officer. The Committee believes these raises were consistent with its objectives of (i) ensuring that the executive officers receive salaries comparable to those of similarly-situated executives and (ii) applying a team orientation to executive compensation.

     The Chairman's compensation is determined in the same manner as the compensation for all other executive officers, provided that his annual salary cannot be reduced below the minimum salary to which he is entitled under his 1993 employment agreement described below under the heading "- Employment Contract With Chairman and Change-in-Control Arrangements."

     ANNUAL INCENTIVE BONUS PROGRAMS. The Company maintains (i) a shareholder-approved short-term incentive program for its Chairman and its Chief Executive Officer and (ii) an annual incentive bonus program for the Company's other officers and managers. In connection with both of these bonus programs, the Compensation Committee annually establishes target performance levels and the amount of bonus payable if these targets are met, which typically is defined in terms of a percentage of each officer's salary. For 1998, the Committee recommended target bonuses ranging from 40% to 55% of each executive officer's salary if the targets were met, with up to double these amounts if the targets were substantially exceeded and no bonuses if certain minimum target performance levels were not attained. Historically, all of the bonuses payable under these programs have been based solely upon the Company's overall financial performance measured in terms of return on equity and, to a lesser extent, revenue growth. Since 1997, however, the Committee has based a portion of the bonuses upon the individual, departmental or divisional achievements of each executive officer other than the Chairman and the President, each of whom continue to receive annual bonuses based solely upon the Company's overall financial performance.

     As a result of the Company substantially exceeding its 1998 target for return on equity and meeting its 1998 target for revenue growth, each of the Chairman and the Chief Executive Officer received a bonus equal to 100.1% of his 1998 salary. Based upon the Company's financial performance and the attainment of individual performance objectives, each other named officer received a bonus between 65.7% and 80.2% of his 1998 salary. The Incentive Awards Subcommittee elected to pay the 1998 incentive bonuses principally in cash, with the remainder being paid in the form of time-vested restricted stock that may not be transferred by the officer for three years and which, subject to certain exceptions, will be forfeited if prior to that time the officer leaves the Company.

     In determining the size of the executive officers' target bonuses, the Compensation Committee has historically reviewed the most current, readily available information furnished by its consultants and management as to the bonus practices among comparable companies. During 1998, the Committee's independent consulting firm determined that the Company's target bonuses for its top officers, measured as a percentage of salary, are lower than those targeted by comparable companies.

     STOCK INCENTIVE PROGRAMS. The Company's current incentive compensation programs authorize the Compensation Committee or the Incentive Awards Subcommittee to grant stock options and various other incentives to key personnel. The Committee and Subcommittee's philosophy with respect to stock incentive awards is to strengthen the relationship between compensation and growth in the market price of the Common Stock and thereby align the executive officers' financial interests with those of the Company's shareholders.

     Options granted under these programs become exercisable based upon criteria established by the Compensation Committee or Incentive Awards Subcommittee. The Subcommittee generally determines the size of option grants based on the recipient's responsibilities and duties, and on information furnished by the Subcommittee's consultants regarding stock option practices among comparable companies. The Subcommittee also considers stock option grants made by the Company in the past for overlapping performance periods.

     1998 Grants. During 1998, the Subcommittee awarded to the Company's officers the second annual installment of equity incentive awards pursuant to a three-year program designed in early 1997. These awards consisted of (i) time-vested restricted stock which will vest on the fifth anniversary of the grant date if the officer remains employed by the Company on such date, subject to earlier vesting upon death, disability, retirement or a change in control of the Company, and (ii) performance-based restricted stock and performance shares which will vest or be earned based on the performance of the Company's Common Stock in relation to that of the Company's peer group companies, as described above under the table entitled "Long-Term Incentive Awards in Last Fiscal Year." In 1997, the Subcommittee determined the size of each of the three annual installments based on information furnished by the Committee's independent consulting firm relating to the long-term incentive compensation practices among other comparable companies. Based on the consulting firm's recommendations, the Subcommittee granted awards to each executive officer having a value, determined under the Black-Scholes valuation methodology and expressed as a percentage of annual salary, commensurate with long-term incentive awards to comparable executives at other comparable companies. No new options have been granted to executive officers since 1997.

     OTHER BENEFITS. The Company maintains certain broad-based employee benefit plans in which the executive officers are generally permitted to participate on terms substantially similar to those relating to all other participants, subject to certain legal limitations on the amounts that may be contributed or the benefits that may be payable thereunder. The Board has determined to have the Company's matching contribution under the 401(k) Plan invested in Common Stock so as to further align employees' and shareholders' financial interests. The Company also maintains the Stock Bonus Plan and ESOP, which serve to further align employees' and shareholders' interests.

     Additionally, the Company makes available to its officers a supplemental life insurance plan, supplemental benefits under its medical reimbursement plan, participation in various defined benefit retirement plans (which are described below under "- Pension Plans"), a supplemental defined contribution plan, a supplemental 401(k) plan, and a disability salary continuation plan.

     COMPENSATION OF CHIEF EXECUTIVE OFFICER. The criteria, standards and methodology used by the Committee and Subcommittee in reviewing and establishing the Chief Executive Officer's salary, bonus and other compensation are the same as those used with respect to all other executive officers, as described above. As discussed above under "- Salary," based on its review of data compiled by the Committee's independent consulting firm and other information, the Committee raised the annual salary of the Chief Executive Officer by 38.2% during 1998, to $650,000. Application of the Committee's compensation criteria also resulted in the Chief Executive Officer receiving for 1998 a bonus valued at 100.1% of his base salary consisting of $408,445 and 2,681 shares of restricted stock under the Company's Chairman/Chief Executive Officer short-term incentive program. In addition, during 1998 the Chief Executive Officer was also granted 2,424 shares of time-vested restricted stock, 2,422 shares of performance-based restricted stock and 2,424 performance shares, all of which are described further herein.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     As indicated above, the members of the Compensation Committee include Ernest Butler, Jr., who, until February 1998, was an Executive Vice President and Director of Stephens Inc., which has provided investment banking services to
the Company from time to time.   The Compensation Committee maintains an
Incentive Awards Subcommittee, composed solely of James B. Gardner and F. Earl Hogan, for purposes of, among other things, granting stock-based incentive awards and other types of performance-based compensation.

PENSION PLANS

     Supplemental Executive Retirement Plan. The Company maintains a Supplemental Executive Retirement Plan (the "Supplemental Pension Plan") pursuant to which certain officers who have completed at least five years of service are generally entitled to receive a monthly payment upon attaining early or normal retirement age under the plan. The following table reflects the annual retirement benefits that a participant with the indicated years of service and compensation level may expect to receive under the Supplemental Pension Plan assuming retirement at age
65. Early retirement may be taken at age 55 by any participant with 15 or more years of service, with reduced benefits.


                                    Years of Service
                        -----------------------------------------

      Compensation        15         20         25         30
      ------------      --------   --------   --------   --------

       $  300,000       $ 67,500   $ 90,000   $112,500   $135,000
          400,000         90,000    120,000    150,000    180,000
          500,000        112,500    150,000    187,500    225,000
          600,000        135,000    180,000    225,000    270,000
          700,000        157,500    210,000    262,500    315,000
          800,000        180,000    242,000    300,000    360,000
          900,000        202,500    270,000    337,500    405,000
        1,000,000        225,000    300,000    375,000    450,000
        1,100,000        247,500    330,000    412,500    495,000
        1,200,000        270,000    360,000    450,000    540,000


     The above table reflects the benefits payable under the Supplemental Pension Plan assuming such benefits will be paid in the form of a monthly lifetime annuity and before reductions relating to the receipt of Social Security benefits as described below. The actual amount of an officer's monthly payment under the Supplemental Pension Plan is equal to his number of years of service (up to a maximum of 30 years) multiplied by the difference between 1.5% of his average monthly compensation during the 36-month period within his last ten years of employment in which he received his highest compensation and 3 1/3% of his estimated monthly Social Security benefit.

     Under the Supplemental Pension Plan, the number of credited years of service at December 31, 1998 was over 30 years for Mr. Williams, 22 years for Mr. Post, 18 years for Mr. Hanks, 14 years for Mr. Perry and 24 years for Mr. Cole. The compensation upon which benefits are based under such plan is the aggregate amount reported for each respective officer under the columns in the Summary Compensation Table appearing above that are entitled "Salary," "Bonus" and "Restricted Stock Awards" (other than 1997 or 1998 compensation included under the "Bonus" column relating to the Company's special bonuses or included under the "Restricted Stock Awards" column relating to the Time-Vested Restricted Shares awarded as a component of long-term incentive compensation). Compensation covered under the Supplemental Pension Plan at December 31, 1998 was $927,487 for Mr. Williams, $841,971 for Mr. Post, $410,984 for Mr. Hanks, $386,756 for Mr. Perry and $384,953 for Mr. Cole.

     Predecessor Supplemental Retirement Plan. Mr. Williams has the option of receiving retirement benefits under either the normal benefit formula for the Supplemental Pension Plan or under a separate benefit formula (the "Alternative Formula") that existed under a predecessor supplemental retirement plan in which he held grandfathered rights when the Supplemental Pension

Plan was adopted. Under this Alternative Formula, Mr. Williams would be entitled upon retirement to receive an annual benefit equal to 65% of his highest annual salary during the last five years of employment. This benefit is reduced by (i) his Social Security benefit, determined as of the date of retirement, and (ii) the value of his Stock Bonus Plan and related PAYSOP accounts converted to a monthly annuity. The salary upon which benefits are based is the amount reported under the "Salary" column in the Summary Compensation Table appearing above. Currently, the benefits Mr. Williams would receive upon retirement under the Alternative Formula are less than those benefits he would receive under the normal benefit formula of the Supplemental Pension Plan.

     Broad-Based Pension Plan. The Company also maintains a qualified defined benefit plan (the "Qualified Plan") pursuant to which all Company employees (including officers) who have completed at least five years of service are generally entitled to receive payments upon attaining early or normal retirement age under the plan. The Company further maintains a companion non-qualified defined benefit plan (the "Non-Qualified Plan") designed to pay supplemental retirement benefits to officers in amounts equal to the benefits that such officers would otherwise forego under the Qualified Plan due to federal limitations on the amount of benefits payable to highly compensated participants of qualified plans.

     The following table reflects the total annual retirement benefits that a participant with the indicated years of service and annual compensation level may expect to receive under the Qualified and Non-Qualified Plans (collectively, the "Broad-Based Pension Plan") assuming retirement at age 65. Upon attaining age 55, participants with at least five years of service may elect to receive reduced early retirement benefits.


                                    Years of Service
                        -----------------------------------------
      Compensation         15         20         25         30
      ---------------   --------   --------   --------   --------
      $  300,000        $ 45,000   $ 60,000   $ 75,000   $ 90,000
         400,000          60,000     80,000    100,000    120,000
         500,000          75,000    100,000    125,000    150,000
         600,000          90,000    120,000    150,000    180,000
         700,000         105,000    140,000    175,000    210,000
         800,000         120,000    160,000    200,000    240,000
         900,000         135,000    180,000    225,000    270,000
       1,000,000         150,000    200,000    250,000    300,000
       1,100,000         165,000    220,000    275,000    330,000


     The above table reflects the total annual benefits payable under the Broad-Based Pension Plan assuming such benefits will be paid in the form of a monthly lifetime annuity and before reductions relating to the receipt of Social Security benefits as described below. The actual amount of a participant's total monthly payment is equal to his number of years of service (up to a maximum of 30 years) multiplied by the difference between 1.0% of his average monthly compensation during the 60-month period within his last ten years of employment in which he received his highest compensation and 0.5% of his estimated monthly Social Security benefits.

     Under the Broad-Based Pension Plan, each executive officer began to receive credit for years of service on January 1, 1999. The compensation upon which benefits are based under such plan is the aggregate amount reported for each respective officer under the columns in the Summary Compensation Table appearing above that are entitled "Salary," "Bonus" and "Restricted Stock Awards" (other than 1997 or 1998 compensation included under the "Bonus" column relating to the Company's special bonuses or included under the "Restricted Stock Awards" column relating to the Time-Vested Restricted Shares awarded as a component of long-term incentive compensation).

EMPLOYMENT CONTRACT WITH CHAIRMAN AND CHANGE-IN-CONTROL ARRANGEMENTS

     The Company has an employment agreement with Mr. Williams providing for, among other things, a minimum annual salary of $436,800, participation in all of the Company's employee benefit plans and use of the Company's aircraft. The agreement's initial three-year term has lapsed but the agreement remains in effect from year to year, subject to the right of Mr. Williams or the Company to terminate the agreement. If Mr. Williams is terminated without cause or resigns under certain specified circumstances, including following any change in control of the Company (defined substantially similarly to the definition below), he will be entitled to receive, in addition to all amounts to which he is entitled pursuant to the Company's termination policies then in effect, certain severance benefits, including (i) a lump sum cash payment equal to three times the sum of his annual salary plus the value of any cash and stock bonuses awarded to him during the prior year, (ii) any such additional cash payments as may be necessary to compensate him for any federal excise taxes imposed upon contingent change in control payments, (iii) continued participation in the Company's group health and life insurance benefit plans for three years and (iv) continued use of the Company's aircraft for one year on terms comparable to those previously in effect.

     The Company also has agreements with each of its executive officers (other than Mr. Williams) which entitle any such officer who is terminated without cause or resigns under certain specified circumstances within three years of any change in control of the Company (as defined below) to (i) receive a lump sum cash severance payment equal to three times the sum of such officer's annual salary plus the value of any cash and stock bonuses awarded to the officer during the prior year (which payment is in addition to all amounts which may be payable under the Company's termination policies then in effect), (ii) receive any such additional cash payments as may be necessary to compensate him for any federal excise taxes imposed upon contingent change in control payments, and
(iii) continue to receive certain health and life insurance benefits for three years.

     Under the above-referenced severance agreements, a "change in control" of the Company would be deemed to occur upon (i) any person (as defined in the Securities Exchange Act of 1934) becoming the beneficial owner of 30% or more of the combined voting power of the Company's voting securities, (ii) a majority of the Company's directors being replaced during a two-year period,

(iii) consummation of certain mergers, substantial asset sales or similar business combinations, or (iv) the occurrence of any event relating to the Company that would be required to be reported to the SEC under Schedule 14A of Regulation 14A under the Securities Exchange Act of 1934.

     All employees with at least one year of service are entitled to receive a cash termination allowance under the Company's broad-based termination allowance plan if their service is terminated due to a workforce reduction, layoff or elimination of job categories. The payment is based on the number of years of service, but can in no event exceed 52 weeks of pay. Upon a change in control of the Company (defined substantially similarly to the definition above), employees have a vested right to receive the termination allowance then in effect if they are terminated without cause or suffer a 15% reduction in compensation within two years of the change in control.

     In the event of a change in control of the Company (defined substantially similarly to the definition above), the Company's benefit plans provide, among other things, that all restrictions on outstanding time-vested and performance-based restricted stock will lapse, all outstanding stock options will become fully exercisable, all performance shares will be earned, short-term incentive awards will be payable in full for the year in which the event occurs if merited based on the Company's annualized performance, phantom stock units credited under the Company's supplemental defined contribution plan will be converted into cash and held in trust, and post-retirement health and life insurance benefits will vest with respect to certain current and former employees. In addition, participants in the Supplemental Pension Plan who are terminated without cause or resign under certain specified circumstances within three years of the change in control will receive a cash payment equal to the present value of their plan benefits (after providing age and service credits of up to three years), determined in accordance with actuarial assumptions specified in the plan.

PERFORMANCE GRAPH

     The graph below compares the cumulative total shareholder return on the Common Stock for the last five years with the cumulative total return on the S&P 500 Index and the peer group of certain companies described below, in each case assuming (i) the investment of $100 on January 1, 1994 at closing prices on December 31, 1993 and (ii) reinvestment of dividends.

                                [GRAPH OMITTED]




                                            DECEMBER 31,
                      ---------------------------------------------------------
                       1993      1994      1995      1996      1997      1998
                      -------   -------   -------   -------   -------   -------
Century               $100.00   $115.88   $126.11   $123.99   $202.14   $413.20
S&P 500 Index         $100.00   $101.60   $139.71   $172.18   $229.65   $294.87
Peer Group /(1)/      $100.00   $ 93.08   $134.59   $141.38   $216.63   $344.08

_________________
(1) The peer group currently consists of the nine telecommunications companies that for several years comprised the Value Line Telecommunications/Other Majors Index, against which the Company compared its performance for several years prior to 1998. In January 1998, Value Line renamed its telecommunications index and broadened its scope by adding 21 additional companies, several of which engage in lines of business different from the Company's. The Company believes that it is more appropriate to continue to compare its market performance against Value Line's predecessor index rather than Value Line's restructured index. The nine companies currently comprising the predecessor index are as follows: Aliant Communications, Inc., ALLTEL Corporation, Cincinnati Bell, Inc., Citizens Utilities Company, COMSAT Corporation, Frontier Corporation, GTE Corporation, Telephone & Data Systems, Inc., and the Company. For all years prior to 1998, the cumulative total shareholder return of the peer group reflected the performance of a tenth company, The Southern New England Telephone Company, which was acquired during 1998.

CERTAIN TRANSACTIONS

     The Company paid approximately $943,000 to Boles, Boles & Ryan, a professional law corporation, for legal services rendered to the Company in 1998. William R. Boles, Jr., a director of the Company since 1992, is President and a director and practicing attorney with such firm, which has provided legal services to the Company since 1968.

     The Company paid approximately $90,000 to Phelps Dunbar, L.L.P. for legal services rendered to the Company in 1998. Virginia Boulet, a director of the Company since 1995, is a partner in such firm.

     During 1998, the Company paid approximately $898,000 to a real estate firm owned by the brother of Harvey P. Perry, the Company's Senior Vice President, Secretary and General Counsel. In exchange for such payments (a substantial portion of which were used to compensate subcontractors and vendors and to recoup other out-of-pocket costs), such firm provided a variety of services with respect to several of the Company's office sites and 124 of its wireless tower sites in several states, including locating and analyzing properties suitable for acquisition as wireless tower sites, negotiating purchase terms with the land owners, and subleasing wireless tower space.

     During 1998, the Company purchased approximately $757,000 of electrical contracting services from a firm owned by the wife and son of Johnny Hebert, a director of the Company.

     During 1998, the Company purchased approximately $78,000 of maintenance services and other related aviation support services from Legacy Aviation, Inc., which has provided services to the Company since 1987. In 1995, Clarke M. Williams, the Company's Chairman of the Board, purchased Legacy Aviation, Inc. from unaffiliated parties.

     During 1998, the Company paid in the ordinary course of business approximately $86,000 for automobiles, computers and certain services from companies owned and operated by Calvin Czeschin and his family. Mr. Czeschin is a director of the Company.

     In 1997, the Company promoted Kay Buchart to the position of Subsidiary Secretary. For several years prior to 1997, Ms. Buchart's predecessor received stock options whenever the Company issued options to its other officers. In 1998, the Company discovered that it had inadvertently failed to grant Ms. Buchart stock options in connection with its 1997 option grants to officers. To partially remedy this oversight, the Company granted to Ms. Buchart options to acquire 2,367 shares of Common Stock at then prevailing trading prices, which substantially exceeded 1997 prices. To reimburse Ms. Buchart for the loss of the appreciation of the options that she would have otherwise enjoyed absent this oversight, the Company furnished Ms. Buchart with a one-time cash payment and additional equity incentive awards. As a result, Ms. Buchart's total cash compensation for 1998, including salary and bonuses, was approximately $100,400. Ms. Buchart is the sister of Kenneth R. Cole, the Company's Senior Vice President - Operations. Ms. Buchart, who has worked at the Company since 1988, does not work under the supervision of her brother.

     During 1998, the Company purchased cleaning and groundskeeping services from Richard O. Lee in exchange for approximately $75,000, a substantial portion of which Mr. Lee used to compensate his assistants. Mr. Lee is the brother-in-law of Glen F. Post, III, the Company's Vice Chairman, President and Chief Executive Officer.

     For further information, see "Compensation Committee Interlocks and Insider Participation."

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Securities Exchange Act of 1934 requires the Company's executive officers and directors, among others, to file certain beneficial ownership reports with the SEC. During 1998, Johnny Hebert, a director of the Company, was inadvertently late in filing a statement of beneficial ownership, which reported one transaction. Also during 1998, C.G. Melville, Jr., a director of the Company, was inadvertently late in filing a statement of changes in beneficial ownership for two transactions that occurred in 1997.

                   INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     KPMG Peat Marwick LLP, independent certified public accountants for the Company for 1998, has been selected by the Board to serve again in that capacity for 1999. A representative of such firm is expected to attend the Meeting and will be available to respond to appropriate questions.

                                 OTHER MATTERS

QUORUM AND VOTING OF PROXIES

     The presence, in person or by proxy, of two-thirds of the total voting power of the Voting Shares is necessary to constitute a quorum to organize the Meeting. Shareholders voting or abstaining from voting on any issue will be counted as present for purposes of constituting a quorum to organize the Meeting.

     If a quorum is present, directors will be elected by plurality vote and, as such, withholding authority to vote in the election of directors will not affect whether the proposed nominees named herein are elected. As indicated above, the affirmative vote of the holders of two-thirds of the voting power present or represented at the Meeting will be required to approve the proposals to amend the Articles to increase the number of the Company's authorized shares and to change the name of the Company. Shares as to which the proxy holders have been instructed to abstain from voting will not be treated as present and will therefore not affect the outcome of the vote.

     Under the rules of the New York Stock Exchange, brokers who hold shares in street name for customers may vote in their discretion on matters when they have not received voting instructions from beneficial owners unless the matter is a non-routine, "non-discretionary" item. According to the New York Stock Exchange, brokers who do not receive such instructions will be entitled to vote in their discretion with respect to the Company's election of directors and the proposals to amend the Articles described herein. If brokers who do not receive voting instructions do not exercise such discretionary voting power (a "broker non-vote"), shares that are not voted will be treated as present for purposes of constituting a quorum to organize the Meeting but not present with respect to the election of directors or the proposals to amend the Articles described herein. Because the election of directors and the proposals to amend the Articles must be approved by plurality vote or the affirmative vote of two-thirds of the voting power present at the Meeting, broker non-votes with respect to these matters will not affect the outcome of the voting.

     Voting Shares represented by all properly executed proxies received in time for the Meeting will be voted at the Meeting. A proxy may be revoked at any time before it is exercised by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date, or by attending the Meeting and voting in person. Unless revoked, all properly executed proxies will be voted as specified and, if no specifications are made, will be voted in favor of the proposed nominees and the proposals to amend the Articles described herein.

     Management has not timely received any notice that a shareholder desires to present any matter for action at the Meeting in accordance with the Company's advance notification bylaw (which is described below), and is otherwise unaware of any matter for action by shareholders at the Meeting other than the election of directors and the proposals to amend the Articles described herein. The enclosed proxy, however, will confer discretionary voting authority with respect to any other matter that may properly come before the Meeting. It is the intention of the persons named therein to vote in accordance with their best judgment on any such matter.

SHAREHOLDER NOMINATIONS AND PROPOSALS

     In order to be eligible for inclusion in the Company's 2000 proxy materials pursuant to the federal proxy rules, any shareholder proposal to take action at such meeting must be received at the Company's principal executive offices by November 20, 1999. In addition, the Company's advance notification bylaw provides that shareholders intending to nominate a director or bring any other matter before a shareholders' meeting must furnish timely written notice. In general, notice must be received by the Secretary of the Company between November 8, 1999 and February 6, 2000 and must contain specified information concerning, among other things, the matters to be brought before such meeting and concerning the shareholder proposing such matters. (If the date of the 2000 annual meeting is more than 30 days earlier or later than May 6, 2000, notice must be received by the Secretary of the Company within 15 days of the earlier of the date on which notice of such meeting is first mailed to shareholders or public disclosure of the meeting date is made.) The Company will be permitted to disregard any nomination or submission of any other matter that fails to comply with these bylaw procedures, and, in any event, the persons to be named in the proxies solicited in connection with the 2000 annual meeting will have discretionary voting authority with respect to any nomination or other matter submitted untimely.


                                  By Order of the Board of Directors

                                  /S/ Harvey P. Perry

                                  Harvey P. Perry
                                  Secretary


Dated:  March 16, 1999

--------------------------------------------------------------------------------
                                     PROXY
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                      CENTURY TELEPHONE ENTERPRISES, INC.

   The undersigned hereby constitutes and appoints Clarke M. Williams or Glen F. Post, III, or either of them, proxies for the undersigned, with full power of substitution, to represent the undersigned and to cast the number of votes attributable to all of the shares of common stock and voting preferred stock (collectively, the "Voting Shares") of Century Telephone Enterprises, Inc. (the "Company") that the undersigned is entitled to vote at the annual meeting of shareholders of the Company to be held on May 6, 1999, and at any and all adjournments thereof (the "Meeting").

1.   To elect five Class II Directors.

      FOR [_] all nominees listed below (except as           WITHHOLD AUTHORITY [_] to vote for all nominees
          marked to the contrary below)                                             listed below

      INSTRUCTIONS:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE
                     LIST BELOW:

              Virginia Boulet       Ernest Butler, Jr.        James B. Gardner       R.L. Hargrove, Jr.       Johnny Hebert

2.    To amend the Company's Restated Articles of Incorporation to:
      (A)     increase the number of authorized shares of common stock from 175 million to 350 million

               [_] FOR     [_] AGAINST    [_] ABSTAIN

      (B)     change the Company's name to CenturyTel, Inc.

               [_] FOR     [_] AGAINST    [_] ABSTAIN

3.    In their discretion to vote upon such other business as may properly come before the Meeting.

                                                     (Please See Reverse Side)

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
  THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE NOMINEES AND THE PROPOSALS LISTED ON THE REVERSE SIDE HEREOF. UPON TIMELY RECEIPT OF THIS PROXY, PROPERLY EXECUTED, ALL OF THE VOTES ATTRIBUTABLE TO YOUR VOTING SHARES WILL BE VOTED AS SPECIFIED. IF THIS PROXY IS PROPERLY EXECUTED BUT NO SPECIFIC DIRECTIONS ARE GIVEN, ALL OF YOUR VOTES WILL BE VOTED FOR THE NOMINEES AND THE PROPOSALS.


______________,  1999   _____________________________________________________
    DATE                              NAME (PLEASE PRINT)


________________________________________________________
                    SIGNATURE

________________________________________________________
       ADDITIONAL SIGNATURE (IF JOINTLY HELD)

      Please sign exactly as name appears on the certificate or certificates representing shares to be voted by this proxy.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by president or other authorized officer.  If a partnership, please sign in partnership name by authorized persons.
   =======================================================================================

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     PROXY
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                      CENTURY TELEPHONE ENTERPRISES, INC.

   The undersigned hereby constitutes and appoints Clarke M. Williams or Glen F. Post, III, or either of them, proxies for the undersigned, with full power of substitution, to represent the undersigned and to cast the number of votes attributable to all of the shares of common stock and voting preferred stock (collectively, the "Voting Shares") of Century Telephone Enterprises, Inc. (the "Company") that the undersigned is entitled to vote at the annual meeting of shareholders of the Company to be held on May 6, 1999, and at any and all adjournments thereof (the "Meeting").

1.   To elect five Class II Directors.

      FOR [_] all nominees listed below (except as           WITHHOLD AUTHORITY [_] to vote for all nominees
              marked to the contrary below)                                         listed below

      INSTRUCTIONS:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE
                 LIST BELOW:

              Virginia Boulet       Ernest Butler, Jr.        James B. Gardner       R.L. Hargrove, Jr.       Johnny Hebert

2.    To amend the Company's Restated Articles of Incorporation to:
      (A)     increase the number of authorized shares of common stock from 175 million to 350 million

               [_] FOR     [_] AGAINST    [_] ABSTAIN

      (B)     change the Company's name to CenturyTel, Inc.

               [_] FOR     [_] AGAINST    [_] ABSTAIN

3.    In their discretion to vote upon such other business as may properly come before the Meeting.

                           (Please See Reverse Side)
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
  THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE NOMINEES AND THE PROPOSALS LISTED ON THE REVERSE SIDE HEREOF. UPON TIMELY RECEIPT OF THIS PROXY, PROPERLY EXECUTED, ALL OF THE VOTES ATTRIBUTABLE TO YOUR VOTING SHARES WILL BE VOTED AS SPECIFIED. IF THIS PROXY IS PROPERLY EXECUTED BUT NO SPECIFIC DIRECTIONS ARE GIVEN, ALL OF YOUR VOTES WILL BE VOTED FOR THE NOMINEES AND THE PROPOSALS.


---------------------------------------------------------------------------------------
                               LONG-TERM SHARES     SHORT-TERM SHARES    TOTAL VOTES
                             (10 votes per share)   (1 vote per share)
---------------------------------------------------------------------------------------
  DIVIDEND REINVESTMENT
     VOTING SHARES
---------------------------------------------------------------------------------------
 ALL OTHER VOTING SHARES
---------------------------------------------------------------------------------------
                                     GRAND TOTAL OF YOUR VOTES
                          ----------------------------------------------------------

______________,  1999   _____________________________________________________
    DATE                              NAME (PLEASE PRINT)


________________________________________________________
                    SIGNATURE

________________________________________________________
       ADDITIONAL SIGNATURE (IF JOINTLY HELD)

      Please sign exactly as name appears on the certificate or certificates representing shares to be voted by this proxy.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by president or other authorized officer.  If a partnership, please sign in partnership name by authorized persons.
   ============================================================================

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              VOTING INSTRUCTIONS OF NAMED FIDUCIARY - ESOP SHARES

   The undersigned, acting as a "named fiduciary" of the Century Telephone Enterprises, Inc. Employee Stock Ownership Plan and Trust, as amended (the "ESOP"), hereby instructs Regions Bank (the "Trustee"), as trustee of the ESOP, to attend the annual meeting of shareholders of Century Telephone Enterprises, Inc. (the "Company") to be held on May 6, 1999, and any and all adjournments thereof (the "Meeting"), and to cast thereat in the manner designated below (i) the number of votes allocable to the undersigned that are attributable to all shares of the Company's common stock held by the Trustee and credited to the ESOP account of the undersigned as of December 31, 1998, in accordance with the provisions of the ESOP (the "Undersigned's Allocable Votes") and (ii) the number of votes allocable to the undersigned (determined pursuant to a formula specified in the ESOP) that are attributable to all shares of the Company's common stock held by the Trustee as of December 31, 1998 that are unallocated or as to which properly executed voting instructions are not timely received prior to the commencement of the Meeting (referred to individually as the "Undersigned's Proportionate Votes" and collectively with the Undersigned's Allocable Votes as the "Undersigned's Votes").

1.   To elect five Class II Directors.

     Undersigned's Allocable Votes:      FOR [_] all nominees listed below (except as   WITHHOLD AUTHORITY [_] to vote for all
                                                  marked to the contrary below)                                nominees listed below
     Undersigned's Proportionate Votes:  FOR [_] all nominees listed below (except as    WITHHOLD AUTHORITY [_] to vote for all
                                                 marked to the contrary below)                                 nominees listed below

     INSTRUCTIONS:   TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE
                     LIST BELOW:

Undersigned's Allocable Votes:      Virginia Boulet / Ernest Butler, Jr. /  James B. Gardner  / R.L. Hargrove, Jr.  /  Johnny Hebert

Undersigned's Proportionate Votes:  Virginia Boulet / Ernest Butler, Jr. /  James B. Gardner  / R.L. Hargrove, Jr.  /  Johnny Hebert


2.   To amend the Company's Restated Articles of Incorporation to:

     (A)     increase the number of authorized shares of common stock from 175 million to 350 million
             Undersigned's Allocable Votes:                                   [_] FOR     [_] AGAINST     [_] ABSTAIN
             Undersigned's Proportionate Votes:                               [_] FOR     [_] AGAINST     [_] ABSTAIN

     (B)     change the Company's name to CenturyTel, Inc.
             Undersigned's Allocable Votes:                                   [_] FOR     [_] AGAINST     [_] ABSTAIN
             Undersigned's Proportionate Votes:                               [_] FOR     [_] AGAINST     [_] ABSTAIN

                                                     (Please See Reverse Side)
---------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------

3. In its discretion to vote upon such other business as may properly come before the Meeting.

   THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU VOTE FOR THE NOMINEES AND THE PROPOSALS LISTED ABOVE. Upon timely receipt of these instructions, properly executed, the Undersigned's Votes will be cast in the manner directed. If these instructions are properly executed but no specific directions are given with respect to the Undersigned's Allocable Votes or the Undersigned's Proportionate Votes, these votes will be cast for the nominees and the proposals.



Date: ____________________, 1999   _____________________________________________
                                             Signature of Participant


                                                              Number of
                                                              Allocated Shares
                                                              as of December 31,
                                                              1998:

    Please mark, sign, date and return these instructions promptly using the enclosed envelope.
--------------------------------------------------------------------------------

        VOTING INSTRUCTIONS OF NAMED FIDUCIARY - STOCK BONUS PLAN SHARES

   The undersigned, acting as a "named fiduciary" of the Century Telephone Enterprises, Inc. Stock Bonus Plan, PAYSOP and Trust, as amended (the "Stock Bonus Plan"), hereby instructs Regions Bank (the "Trustee"), as trustee of the Stock Bonus Plan, to attend the annual meeting of shareholders of Century Telephone Enterprises, Inc. (the "Company") to be held on May 6, 1999, and any and all adjournments thereof (the "Meeting"), and to cast thereat in the manner designated below (i) the number of votes allocable to the undersigned that are attributable to all shares of the Company's common stock (except for PAYSOP shares) held by the Trustee and credited to the Stock Bonus Plan account of the undersigned as of December 31, 1998, in accordance with the provisions of the Stock Bonus Plan (the "Undersigned's Allocable Votes") and (ii) the number of votes allocable to the undersigned (determined pursuant to a formula specified in the Stock Bonus Plan) that are attributable to all shares of the Company's common stock (except for PAYSOP shares) held by the Trustee as of December 31, 1998 that are unallocated or as to which properly executed voting instructions are not timely received prior to the commencement of the Meeting (referred to individually as the "Undersigned's Proportionate Votes" and collectively with the Undersigned's Allocable Votes as the "Undersigned's Votes").

1.   To elect five Class II Directors.

Undersigned's Allocable Votes:       FOR [_] all nominees listed below (except as   WITHHOLD AUTHORITY [_] to vote for all nominees
                                             marked to the contrary below)                                 listed below
Undersigned's Proportionate Votes:   FOR [_] all nominees listed below (except as   WITHHOLD AUTHORITY [_] to vote for all nominees
                                             marked to the contrary below)                                 listed below
INSTRUCTIONS:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW:

Undersigned's Allocable Votes:     Virginia Boulet / Ernest Butler, Jr. /  James B. Gardner  / R.L. Hargrove, Jr.  /  Johnny Hebert
Undersigned's Proportionate Votes: Virginia Boulet / Ernest Butler, Jr. /  James B. Gardner  / R.L. Hargrove, Jr.  /  Johnny Hebert

2.   To amend the Company's Restated Articles of Incorporation to:

     (A)     increase the number of authorized shares of common stock from 175 million to 350 million
             Undersigned's Allocable Votes:              [_] FOR     [_] AGAINST     [_] ABSTAIN
             Undersigned's Proportionate Votes:          [_] FOR     [_] AGAINST     [_] ABSTAIN

     (B)     change the Company's name to CenturyTel, Inc.
             Undersigned's Allocable Votes:              [_] FOR     [_] AGAINST     [_] ABSTAIN
             Undersigned's Proportionate Votes:          [_] FOR     [_] AGAINST     [_] ABSTAIN

                           (Please See Reverse Side)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
3. In its discretion to vote upon such other business as may properly come before the Meeting.

   THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU VOTE FOR THE NOMINEES AND THE PROPOSALS LISTED ABOVE. Upon timely receipt of these instructions, properly executed, the Undersigned's Votes will be cast in the manner directed. If these instructions are properly executed but no specific directions are given with respect to the Undersigned's Allocable Votes or the Undersigned's Proportionate Votes, these votes will be cast for the nominees and the proposals.



Date: ____________________, 1999   _____________________________________________
                                             Signature of Participant


                                                              Number of
                                                              Allocated Shares
                                                              as of December 31,
                                                              1998:


    Please mark, sign, date and return these instructions promptly using the enclosed envelope.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                      VOTING INSTRUCTIONS - PAYSOP SHARES

   The undersigned hereby instructs Regions Bank (the "Trustee"), as trustee of the Century Telephone Enterprises, Inc. Stock Bonus Plan, PAYSOP and Trust, as amended (the "Stock Bonus Plan"), to attend the annual meeting of shareholders of Century Telephone Enterprises, Inc. (the "Company") to be held on May 6, 1999, and any and all adjournments thereof (the "Meeting"), and to cast thereat in the manner designated below the number of votes allocable to the undersigned that are attributable to all shares of the Company's common stock held by the Trustee and credited to the PAYSOP account of the undersigned as of December 31, 1998, in accordance with the provisions of the Stock Bonus Plan (the "Undersigned's Votes").

1.   To elect five Class II Directors.

     FOR [_] all nominees listed below (except as      WITHHOLD AUTHORITY [_] to vote for all nominees
              marked to the contrary below)                                    listed below

     INSTRUCTIONS:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE
                    LIST BELOW:

                  Virginia Boulet      Ernest Butler, Jr.   James B. Gardner   R.L. Hargrove, Jr.   Johnny Hebert

2.   To amend the Company's Restated Articles of Incorporation to:

     (A) increase the number of authorized shares of common stock from 175 million to 350 million

                    [_] FOR           [_] AGAINST         [_] ABSTAIN

     (B)     change the Company's name to CenturyTel, Inc.

                    [_] FOR           [_] AGAINST         [_] ABSTAIN

3. In its discretion to vote upon such other business as may properly come before the Meeting.

                           (Please See Reverse Side)
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
   THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU VOTE FOR THE NOMINEES AND THE PROPOSALS LISTED ON THE REVERSE SIDE HEREOF. Upon timely receipt of these instructions, properly executed, the Undersigned's Votes will be cast in the manner directed. If these instructions are properly executed but no specific directions are given, the Undersigned's Votes will be cast for the nominees and the proposals.



Date: ____________________, 1999  _____________________________________________
                                            Signature of Participant


                                                         Number of
                                                         Allocated Shares
                                                         as of December 31,
                                                         1998:


    Please mark, sign, date and return these instructions promptly using the enclosed envelope.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    VOTING INSTRUCTIONS OF NAMED FIDUCIARY - RETIREMENT SAVINGS PLAN SHARES

   The undersigned, acting as a "named fiduciary" of the Century Telephone Enterprises, Inc. Retirement Savings Plan for Bargaining Unit Employees and Trust, as amended (the "Retirement Savings Plan"), hereby instructs Merrill Lynch Trust Company FSB (the "Trustee"), as trustee of the Retirement Savings Plan, to attend the annual meeting of shareholders of Century Telephone Enterprises, Inc. (the "Company") to be held on May 6, 1999, and any and all adjournments thereof (the "Meeting"), and to cast thereat in the manner designated below (i) the number of votes allocable to the undersigned that are attributable to all shares of the Company's common stock held by the Trustee and credited to the Retirement Savings Plan account of the undersigned as of March 8, 1999, in accordance with the provisions of the Retirement Savings Plan (the "Undersigned's Allocable Votes") and (ii) the number of votes allocable to the undersigned (determined pursuant to a formula specified in the Retirement Savings Plan) that are attributable to all shares of the Company's common stock held by the Trustee as of March 8, 1999, that are unallocated or as to which properly executed voting instructions are not timely received prior to the commencement of the Meeting (referred to individually as the "Undersigned's Proportionate Votes" and collectively with the Undersigned's Allocable Votes as the "Undersigned's Votes").

1. To elect five Class II Directors.

Undersigned's Allocable Votes:       FOR [_] all nominees listed below (except as   WITHHOLD AUTHORITY [_] to vote for all nominees
                                             marked to the contrary below)                                 listed below
Undersigned's Proportionate Votes:   FOR [_] all nominees listed below (except as   WITHHOLD AUTHORITY [_] to vote for all nominees
                                             marked to the contrary below)                                 listed below

INSTRUCTIONS:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW:

Undersigned's Allocable Votes:     Virginia Boulet / Ernest Butler, Jr. /  James B. Gardner  / R.L. Hargrove, Jr.  /  Johnny Hebert
Undersigned's Proportionate Votes: Virginia Boulet / Ernest Butler, Jr. /  James B. Gardner  / R.L. Hargrove, Jr.  /  Johnny Hebert

2. To amend the Company's Restated Articles of Incorporation to:

   (A) increase the number of authorized shares of common stock from
       175 million to 350 million
       Undersigned's Allocable Votes:     [_] FOR  [_] AGAINST  [_] ABSTAIN
       Undersigned's Proportionate Votes: [_] FOR  [_] AGAINST  [_] ABSTAIN

   (B) change the Company's name to CenturyTel, Inc.
       Undersigned's Allocable Votes:     [_] FOR  [_] AGAINST  [_] ABSTAIN
       Undersigned's Proportionate Votes: [_] FOR  [_] AGAINST  [_] ABSTAIN

                           (Please See Reverse Side)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
3. In its discretion to vote upon such other business as may properly come before the Meeting.

   THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU VOTE FOR THE NOMINEES AND THE PROPOSALS LISTED ABOVE. Upon timely receipt of these instructions, properly executed, the Undersigned's Votes will be cast in the manner directed. If these instructions are properly executed but no specific directions are given with respect to the Undersigned's Allocable Votes or the Undersigned's Proportionate Votes, these votes will be cast for the nominees and the proposals.



Date: ____________________, 1999    ____________________________________________
                                              Signature of Participant


   --------------------------------------------           ----------------------

      Name of Participant:                                   Number of
                                                             Allocated Shares
   ...........................................               as of March 8,
      Mailing Address:                                       1999:

                                                             ................
   --------------------------------------------           ----------------------



    Please mark, sign, date and return these instructions promptly using the enclosed envelope.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
      VOTING INSTRUCTIONS OF NAMED FIDUCIARY - DOLLARS & SENSE PLAN SHARES

   The undersigned, acting as a "named fiduciary" of the Century Telephone Enterprises, Inc. Dollars & Sense Plan and Trust, as amended (the "Dollars & Sense Plan"), hereby instructs Merrill Lynch Trust Company FSB (the "Trustee"), as trustee of the Dollars & Sense Plan, to attend the annual meeting of shareholders of Century Telephone Enterprises, Inc. (the "Company") to be held on May 6, 1999, and any and all adjournments thereof (the "Meeting"), and to cast thereat in the manner designated below (i) the number of votes allocable to the undersigned that are attributable to all shares of the Company's common stock held by the Trustee and credited to the Dollars & Sense Plan account of the undersigned as of March 8, 1999, in accordance with the provisions of the Dollars & Sense Plan (the "Undersigned's Allocable Votes") and (ii) the number of votes allocable to the undersigned (determined pursuant to a formula specified in the Dollars & Sense Plan) that are attributable to all shares of the Company's common stock held by the Trustee as of March 8, 1999 that are unallocated or as to which properly executed voting instructions are not timely received prior to the commencement of the Meeting (referred to individually as the "Undersigned's Proportionate Votes" and collectively with the Undersigned's Allocable Votes as the "Undersigned's Votes").

1.   To elect five Class II Directors.

Undersigned's Allocable Votes:       FOR [_] all nominees listed below (except as  WITHHOLD AUTHORITY [_] to vote for all nominees
                                             marked to the contrary below)                                listed below
Undersigned's Proportionate Votes:   FOR [_] all nominees listed below (except as  WITHHOLD AUTHORITY [_] to vote for all nominees
                                             marked to the contrary below)                                listed below

INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW:

Undersigned's Allocable Votes:      Virginia Boulet / Ernest Butler, Jr. /  James B. Gardner  / R.L. Hargrove, Jr.  /  Johnny Hebert

Undersigned's Proportionate Votes:  Virginia Boulet / Ernest Butler, Jr. /  James B. Gardner  / R.L. Hargrove, Jr.  /  Johnny Hebert

2.   To amend the Company's Restated Articles of Incorporation to:

     (A)  increase the number of authorized shares of common stock from
          175 million to 350 million
          Undersigned's Allocable Votes:      [_] FOR  [_] AGAINST  [_] ABSTAIN
          Undersigned's Proportionate Votes:  [_] FOR  [_] AGAINST  [_] ABSTAIN

     (B)  change the Company's name to CenturyTel, Inc.
          Undersigned's Allocable Votes:      [_] FOR  [_] AGAINST  [_] ABSTAIN
          Undersigned's Proportionate Votes:  [_] FOR  [_] AGAINST  [_] ABSTAIN

                           (Please See Reverse Side)
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
3. In its discretion to vote upon such other business as may properly come before the Meeting.

   THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU VOTE FOR THE NOMINEES AND THE PROPOSALS LISTED ABOVE. Upon timely receipt of these instructions, properly executed, the Undersigned's Votes will be cast in the manner directed. If these instructions are properly executed but no specific directions are given with respect to the Undersigned's Allocable Votes or the Undersigned's Proportionate Votes, these votes will be cast for the nominees and the proposals.

Date: ____________________, 1999    ____________________________________________
                                              Signature of Participant


   --------------------------------------------           ----------------------

      Name of Participant:                                   Number of
                                                             Allocated Shares
   ...........................................               as of March 8,
      Mailing Address:                                       1999:

                                                             ................
   --------------------------------------------           ----------------------

    Please mark, sign, date and return these instructions promptly using the enclosed envelope.
--------------------------------------------------------------------------------